EXHIBIT 99.2

NEWS RELEASE October 12, 2017

OTC: WSHE For Immediate Release

E-DEBIT GLOBAL CORPORATION COMPLETES CORPORATE REORGANIZATION

Calgary, Alberta – E-Debit Global Corporation (the “Corporation)”) announces today that upon acting upon the results of a shareholder meeting held March 27, 2017, changes were made to the Officers and Directors of E-Debit Global Corporation.

Overview:

“In furtherance to guidance issued at our last shareholder meeting and the Corporation's recently announced reorganization on our website www.edebtglobal.com, there has been a change in Officers and Directors of E-Debit Global Corporation.

“Our most recent announcements are as follows: On March 27, 2014 E-Debit Global Corporation filed a Form 15 with the SEC – “Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act. E-Debit Global Corporation has completed its operational and administrative re-organization and continues as a non-reporting Colorado Corporation. The company continues to review all opportunities it holds based on its 14 years of fully compliant reporting and holds a significant “non-capital loss carried forward on its balance sheet.

On March 27, 2017, E-Debit Global held a shareholder meeting. The shareholders elected the following 4 Directors to the Board.

•	Coby Boyce, Robby Eskanos, Judy Campbell and Douglas Mac Donald.

•	Robert Robins, Sonja Dreyer, Kim Law and Douglas Mac Donald resigned as officers of E-Debit Global Corporation.

Coby Boyce was elected as President of E-Debit Global Corporation with the effective date of the April 1, 2017. Unfortunately Mr. Boyce suddenly passed away June 04, 2017, as a result Director Douglas Mac Donald was appointed as acting President until a new President can be positioned.

Currently:	The Board of Directors of E-Debit Global Corporation is: Robby Eskanos, Judy Campbell and Douglas Mac Donald.

Legal Counsel of the Corporation is: Paul Donion of: LAW OFFICES OF PAUL M.

DONION 1201 Pacific Avenue, Suite 600 Tacoma, WA 98402 Office: 253-348-2163

Company Transfer Agent is: Mountain Share Transfer, LLC

E-Debit Global Corporation’s new CUSIP Number is 26841A 303

E-Debit Global Corporation corporate offices are currently located at: 2801- Youngfield St. Suite 300, Golden, Colorado 80401

About E-Debit Global Corporation

E-Debit Global Corporation (WSHE) has historically conducted its business activities as a financial holding company centered primarily within the “non-conventional financial services industry” or business related activities which would be normally associated in Canada with a registered chartered bank or bank affiliated financial institution but are privately owned and operated and not affiliated with a Canadian Chartered Bank.

As a result of the Company earning all of its revenues in Canada the Company accumulated audit, legal and filing fees which have accumulated carried forwarded losses in excess of $5,000,000 USD which could not be offset with Canadian Revenues.

The Corporation since the third quarter of 2016 and culminating at the shareholder meeting of March 27, 2017 has directed its attention on business operations conducted and managed within the United States. Of primary attention, review and examination the Corporation has focussed on being a major provider of Technology, Goods, Services, Capitalization, Management Service, Equipment Rentals and Property Leases to the authorized and licensed medical and recreational marijuana Industry centered in the State of Washington and expanding into other jurisdictions which have licensed and regulated medical and/or recreational marijuana industries throughout the United States.

Financial Profile:

•	Capitalization: Unlimited COMMON SHARES WITH $.001 par value
  SHARES ISSUED: Common – 845,910,852
  OTC: Trading symbol – “WSHE”
  Transfer Agent: Mountain Share Transfer, LLC
    2030 Powers Ferry Road SE
    Atlanta, Georgia 30339
    Tel: 303-460-1149

DISCLAIMER

Forward Looking Statements

This announcement contains "forward-looking statements" which are not purely historical and may include statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions or phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the

Company’s ability to exploit the opportunities within its current and/or future business operations and other assets and execute on its strategy to develop and issue new and enhanced products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation

e-mail: info@edebitglobal.com

Telephone: 720-840-5280

www.edebitglobal.com